EXHIBIT 99

FRANKLIN CAPITAL CORPORATION
450 PARK AVENUE, 20TH FLOOR
NEW YORK, NY 10022
(212) 486-2323 FAX (212) 755-5451

FOR IMMEDIATE RELEASE

                     FRANKLIN CAPITAL CORPORATION ANNOUNCES
                   RESULTS OF SPECIAL MEETING OF STOCKHOLDERS
                          AND ELECTION OF NEW OFFICERS

      NEW YORK, October 25, 2004 - Franklin Capital Corporation (AMEX: FKL) (the "Company") today announced the results of the Company's Special Meeting of Stockholders held on October 22, 2004. At the Special Meeting, the Company's stockholders approved proposals relating to: (1) the election of Louis Glazer, M.D., Ph.G., Herbert Langsam, Alice Campbell and Brigadier General (Ret.) Lytle Brown III to serve on the Company's Board of Directors; (2) the amendment and restatement of the Company's certificate of incorporation to increase the authorized number of shares of the Company's common stock from 5,000,000 shares to 50,000,000 shares; (3) the amendment and restatement of the Company's certificate of incorporation to increase the authorized number of shares of the Company's preferred stock from 5,000,000 shares to 10,000,000 shares; (4) the amendment and restatement of the Company's certificate of incorporation to provide for the exculpation of director liability to the fullest extent permitted by law; (5) the amendment and restatement of the Company's certificate of incorporation to provide for the classification of the Board into three classes of directors; (6) the sale by the Company to Quince Associates, LP of all of the shares of, and warrants to purchase shares of, common stock of Excelsior Radio Networks, Inc. beneficially owned by the Company; and (7) the prospective sale by the Company of up to 5,000,000 shares of common stock and warrants to purchase up to an additional 1,500,000 shares of common stock. The proposal relating to the prospective sale by the Company of Common Stock and warrants to purchase Common Stock to certain "interested stockholders" under Delaware law was not approved by the requisite stockholder vote.

      Following the Special Meeting, Stephen L. Brown resigned from his positions as the Company's Chairman and Chief Executive Officer in accordance with the terms of the Termination Agreement and Release previously entered into by the Company and Mr. Brown.

Likewise, Hiram M. Lazar resigned from his positions as the Company's Chief Financial Officer and Secretary. In order to fill the vacancies created by these resignations, the newly elected Board of Directors elected Milton "Todd" Ault III to serve as the Company's Chairman and Chief Executive Officer and Lynne Silverstein to serve as the Company's President and Secretary.

      "This is the beginning of a new era for Franklin Capital Corporation and its stockholders," said Milton "Todd" Ault III. Mr. Ault went on to add: "As referenced in the Company's recent public filings, the vision of the Company's new leadership lies in maximizing stockholder value by guiding the Company through a restructuring and recapitalization plan involving, among other things, a shift in the Company's investment focus from the radio and telecommunications industries to the medical products/health care solutions and financial services industries. In the coming weeks and months, we plan to execute on this plan by raising additional capital for the Company, investigating potential new investments in our identified target industries. As previously announced, we also intend to relocate the Company's headquarters to Santa Monica, California."

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. Examples of such statements include, without limitation, the statements of Mr. Ault and statements relating to plans to restructure and recapitalize the Company, raise additional capital and investigate new investments. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the Company's definitive proxy statement on Schedule 14A filed on October 1, 2004 and the Company's most recent reports on Form 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in these forward-looking statements. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. The Company does not undertake any duty to update or revise the information provided in this release, except as otherwise required by law.

Contact:

     Milton "Todd" Ault
     Chairman and Chief Executive Officer
     Franklin Capital Corporation
     450 Park Avenue
     New York, NY 10022
     ph: (212) 486-2323